Exhibit 99

August 2009

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4	CABMT 09-1
Deal Size		$250M	$500M	$500M	$200M	$500M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011	3/15/2012

Portfolio Yield		22.15%	22.15%	22.15%	22.15%	22.15%
LESS: Base Rate		5.01%	4.85%	6.31%	8.14%	5.37%
Gross Charge-offs		5.19%	5.19%	5.19%	5.19%	5.19%

Excess Spread:	Aug-09	11.95%	12.11%	10.65%	8.82%	11.59%
	Jul-09	11.05%	11.22%	9.70%	7.72%	10.46%
	Jun-09	11.09%	11.25%	9.79%	7.90%	10.65%

3 Month Average Excess Spread		11.36%	11.53%	10.05%	8.15%	10.90%

Delinquencies	30 to 59 days	0.71%	0.71%	0.71%	0.71%	0.71%
	60 to 89 days	0.47%	0.47%	0.47%	0.47%	0.47%
	90+ days	0.48%	0.48%	0.48%	0.48%	0.48%
	Total	1.67%	1.67%	1.67%	1.67%	1.67%

Principal Payment Rate		39.11%	39.11%	39.11%	39.11%	39.11%

Back to Form 8-K